Exhibit 10.11

Option Number:	[__]	Shares

ACORDA THERAPEUTICS, INC.

2016 Inducement Plan

Non-Statutory Stock Option Certificate

Acorda Therapeutics, Inc. (the “Company”), a Delaware corporation, hereby grants to the person named below an option to purchase shares of Common Stock, par value $0.001 per share, of the Company (the “Option”) under and subject to the Company’s 2016 Inducement Plan (the “Plan”) exercisable on the following terms and conditions and those additional Terms and Conditions set forth on the reverse side of or attached to this Certificate:

Name of Optionee:
Address:
Social Security No:
Number of Shares:
Option Price:
Date of Grant:
Vesting Start Date:

The Option is not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Please refer to the table below for the details of the Exercisability Schedule as well as your E-Trade account under the Stock Plan tab. Total vesting shall not exceed [__] shares.

Exercisability Schedule

Annual Shares	Vest Schedule Ending On Annual Vest Date	Annual Vest Dates

Expiration Date:

By online acceptance of this Option via the E-Trade website, the Optionee acknowledges that he or she has reviewed and agrees to be bound by the terms and conditions hereof.

ACORDA THERAPEUTICS, INC. 2016 INDUCEMENT PLAN

Non-Statutory Stock Option Terms and Conditions

1.Plan Incorporated by Reference.  This Option is issued pursuant to the terms of the Plan and may be amended as provided in the Plan.  Capitalized terms used and not otherwise defined in these Terms and Conditions or the Non-Statutory Stock Option Certificate to which these Terms and Conditions are attached (the “Certificate”) have the meanings given to them in the Plan.  The Certificate and these Terms and Conditions do not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference.  The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding.  The Optionee acknowledges receipt of a copy of the Plan, and additional copies of the Plan may be obtained upon written request without charge from the Company. In the event of a conflict between the Plan, on the one hand, and the Certificate and these Terms and Conditions, on the other, the terms of the Plan shall control.

2.Option Price.  The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of the Certificate.

3.Exercisability Schedule.  This Option may be exercised at any time and from time to time for the number of shares and in accordance with the exercisability schedule set forth on the face of the Certificate (or to the extent the Option otherwise vests as provided herein), but only for the purchase of whole shares.  This Option may not be exercised as to any shares after the Expiration Date.

4.Method of Exercise.  To exercise this Option, the Optionee shall deliver written notice of exercise to the Company in a form specified by the Company stating the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such shares in cash, by certified check or in such other form that is approved at the time by the Committee.  Promptly following such notice, the Company will deliver to the Optionee a certificate representing the number of shares with respect to which the Option is being exercised.

5.Non-Statutory Stock Option.  The Option is a non-statutory stock option.

6.Rights as a Stockholder or Employee.  The Optionee shall not have any rights in respect of shares as to which the Option shall not have been exercised and payment made as provided above.  The Optionee shall not have any rights to continued employment by the Company or any Subsidiary by virtue of the grant of this Option.

7.Option Not Transferable.  This Option is not transferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by Optionee.  Any attempted assignment, transfer, pledge, hypothecation or other disposition other than in accordance with the terms set forth herein and in the Plan shall be void and of no effect.

8.Compliance with Securities Laws.  It shall be a condition to the Optionee’s right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionee, or both.  The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

9.Payment of Taxes.  The Optionee shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld with respect to the exercise of this Option.  The Committee may, in its discretion, require any other Federal or state taxes imposed on the sale of the shares to be paid by the Optionee.  If and only if the Committee provides authorization in its discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the exercise of this Option, valued at their Fair Market Value on the date of delivery.  The Company and its Subsidiaries may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionee.

10.Termination, Retirement, and Disability.  If an Optionee ceases to be an employee of the Company or one of its Subsidiaries, then the Option shall be forfeited except that, to the extent vested at the time of such termination of employment, the Option shall be exercisable as described in the following provisions:

(i)if termination is involuntary without Cause, the Optionee may exercise the Option within three (3) months after termination (but not after the expiration date of the Option) to the extent of the number of shares subject to the Option which are vested as of the date of termination;

(ii)if termination is for Cause, the Option shall be cancelled as of the date of termination and will no longer be exercisable;

(iii)if termination is voluntary, the Optionee may exercise the Option within thirty (30) days after termination (but not after the expiration date of the Option) to the extent of the number of shares subject to the Option which are vested as of the date of termination;

(iv)if termination is by reason of Retirement, the Option may be exercised within three (3) years after termination (but not after the expiration date of the Option) to the extent of the number of shares subject to the Option which are vested as of the date of termination;

(v)if termination is by reason of Disability, the Option may be exercised within one (1) year after termination (but not after the expiration date of the Option) to the extent of the number of shares subject to the Option which are vested as of the date of termination; and

(vi)If termination is by reason of death, the Option may be exercised by the Optionee’s estate, or by any person who acquires the right to exercise the Option by reason of the Optionee’s death, within one (1) year after death (but not after the expiration date of the Option) to the extent of the number of shares subject to the Option which are vested as of the date of termination (subject to the accelerated vesting provisions of Section 11, if applicable).

(vii)For these purposes:

“Cause” means (i) willful misconduct; (ii) willful or gross neglect; (iii) failure to materially perform one’s job duties; (iv) insubordination; (v) willful failure to materially comply with the Company’s policies and practices; (vi) acts of moral turpitude, theft or dishonesty; (vii) a felony conviction, or (viii) acts that are (or could be expected to be) damaging or detrimental to the Company.  Notwithstanding the foregoing, if the Optionee is a party to an employment or similar agreement with the Company (or any Subsidiary of the Company) and such agreement contains a definition of “Cause” or similar term, such definition shall constitute the definition of “Cause” under this Agreement.

“Disability” means incapacity of an Optionee as a result of demonstrable illness (including mental illness), injury, or disease that prevents the Optionee from engaging in any occupation or performing any work for remuneration or profit for which the Optionee is reasonably qualified (or may reasonably become qualified) by reason of education, work, or experience.  However, the term “Disability” shall not include any illness, injury, or disease that resulted from or consists of incapacity resulting from illegal drug use; was contracted, suffered, or incurred while the Optionee was engaged in criminal conduct; or was intentionally self-inflicted total and permanent disability as defined in Section 22(e)(3) of the Code.

“Retirement” means an Optionee’s voluntary termination of employment with the Company or one of its Subsidiaries after having attained both the age of 65 and five (5) or more years of service with the Company or one of its Subsidiaries.

11.Vesting Upon Death.  In the event of the termination of the Optionee’s employment due to death while this Option is outstanding, this Option shall become fully vested, notwithstanding the vesting schedule in the Certificate, provided that:

(i)the Optionee had at least one full year of service with the Company and had not been on probation during the 24-month period preceding death;

(ii)the Optionee had not been on disability leave for longer than two consecutive years at the time of death; and

(iii)the Optionee’s death was not due to suicide or did not result from any illness, injury, or disease that resulted from illegal drug use; was not incurred while the Optionee was engaged in criminal conduct; and was not intentionally self-inflicted.

12.Change in Control.  In the event a Change in Control occurs, the Option shall be treated as specified in the Plan.

13.Board Determinations.  In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by the Certificate or these Terms and Conditions, the determination by the Board (or the Committee established by the Board to administer the Plan) of the rights of the Optionee shall be conclusive, final and binding upon Optionee and upon any other person who shall assert any right pursuant to the Certificate or these Terms and Conditions.

14.Entire Understanding.  The Certificate, these Terms and Conditions, and the Plan constitute the entire understanding between the Optionee and the Company regarding the Option, except that any terms and conditions in any written employment or similar agreement with the Company or one of its Subsidiaries regarding the vesting or exercise of Option shall be deemed incorporated by reference.  Any prior agreements, commitments, or negotiations concerning the Option (other than terms and conditions in a written employment or similar agreement with the Company or one of its Subsidiaries regarding the vesting or exercise of the Option) are superseded.